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                                     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                              ARTICLES SUPPLEMENTARY


         AMERICAN  CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal  Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby  certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
increased in some cases and  decreased in some cases the number of shares of capital  stock of certain  series that the  Corporation  has authority to issue in accordance with Section  2-105(c) of the Maryland  General  Corporation
Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the  Corporation  had the authority to issue Five Billion
(5,000,000,000)  shares of capital stock.  Following the  Reallocation,  the Corporation has the authority to issue
Seven Billion (7,000,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before the  Reallocation  was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the
Corporation  was  authorized  to issue  was  Fifty  Million  Dollars  ($50,000,000).  After  giving  effect  to the
Reallocation,  the  aggregate  par value of all  shares of stock that the  Corporation  is  authorized  to issue is
Seventy Million Dollars ($70,000,000).

         SIXTH:  Immediately  prior to the  Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                                           Number of Shares    Aggregate Par Value

        Equity Income Fund                                                 1,725,000,000           $  17,250,000
        Value Fund                                                           955,000,000               9,550,000
        Real Estate Fund                                                     215,000,000               2,150,000
        Small Cap Value Fund                                                 540,000,000               5,400,000
        Equity Index Fund                                                    475,000,000               4,750,000
        Mid Cap Value Fund                                                    65,000,000                 650,000
        Large Company Value Fund                                             965,000,000               9,650,000
        NT Large Company Value Fund                                           30,000,000                 300,000
        NT Mid Cap Value Fund                                                 30,000,000                 300,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SEVENTH:  Immediately  prior to the  Reallocation,  the number of shares and  aggregate  par value of each allocated among the Classes of shares is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value
        Equity Income Fund              Investor                   1,250,000,000               $12,500,000
                                        Institutional                125,000,000                 1,250,000
                                        R                             10,000,000                   100,000
                                        B                             10,000,000                   100,000
                                        Advisor                      300,000,000                 3,000,000
                                        C                             30,000,000                   300,000

        Value Fund                      Investor                     700,000,000                $7,000,000
                                        Institutional                100,000,000                 1,000,000
                                        R                              5,000,000                    50,000
                                        Advisor                      100,000,000                 1,000,000
                                        C                             10,000,000                   100,000
                                        A                             30,000,000                   300,000
                                        B                             10,000,000                   100,000

        Real Estate Fund                Investor                     125,000,000                $1,250,000
                                        Institutional                 25,000,000                   250,000
                                        Advisor                       35,000,000                   350,000
                                        C                             10,000,000                   100,000
                                        R                             10,000,000                   100,000
                                        B                             10,000,000                   100,000

       Small Cap Value Fund             Investor                     300,000,000                $3,000,000
                                        Institutional                100,000,000                 1,000,000
                                        R                             10,000,000                   100,000
                                        Advisor                      125,000,000                 1,250,000
                                        C                              5,000,000                    50,000

       Equity Index Fund                Investor                     100,000,000                $1,000,000
                                        Institutional                375,000,000                 3,750,000

       Mid Cap Value Fund               Investor                      50,000,000                $  500,000
                                        Institutional                  5,000,000                    50,000
                                        Advisor                        5,000,000                    50,000
                                        R                              5,000,000                    50,000

       Large Company Value Fund         Investor                     500,000,000                $5,000,000
                                        Institutional                200,000,000                 2,000,000
                                        Advisor                       75,000,000                   750,000
                                        C                             20,000,000                   200,000
                                        R                             10,000,000                   100,000
                                        A                            150,000,000                 1,500,000
                                        B                             10,000,000                   100,000

       NT Large Company Value Fund      Institutional                 30,000,000                  $300,000

       NT Mid Cap Value Fund            Institutional                 30,000,000                  $300,000

         EIGHTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
allocated Five Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation among the nine (9) Series of stock of the Corporation as follows:

         Series                                                           Number of Shares   Aggregate Par Value

        Equity Income Fund                                                 2,305,000,000          $  23,050,000
        Value Fund                                                         1,585,000,000             15,850,000
        Real Estate Fund                                                     285,000,000              2,850,000
        Small Cap Value Fund                                                 840,000,000              8,400,000
        Equity Index Fund                                                    650,000,000              6,500,000
        Mid Cap Value Fund                                                   135,000,000              1,350,000
        Large Company Value Fund                                           1,140,000,000             11,400,000
        NT Large Company Value Fund                                           30,000,000                300,000
        NT Mid Cap Value Fund                                                 30,000,000                300,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors  by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation,  the Board of  Directors of the  Corporation  (a) has duly  established classes  of  shares  (each  hereinafter  referred  to as a  "Class")  for the  Series of the  capital  stock of the
Corporation  and (b) has  allocated the shares  designated to the Series in Article  EIGHTH above among the Classes of  shares.  As a result of the  action  taken by the Board of  Directors,  the  Classes  of shares of the nine (9)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value
        Equity Income Fund              Investor                  1,500,000,000                $15,000,000
                                        Institutional               240,000,000                  2,400,000
                                        R                            20,000,000                    200,000
                                        B                            20,000,000                    200,000
                                        A                           475,000,000                  4,750,000
                                        C                             50,000,000                   500,000

        Value Fund                      Investor                   1,250,000,000               $12,500,000
                                        Institutional                125,000,000                 1,250,000
                                        R                             20,000,000                   200,000
                                        C                             20,000,000                   200,000
                                        A                          1,500,000,000                1,5000,000
                                        B                             20,000,000                   200,000

        Real Estate Fund                Investor                     125,000,000                $1,250,000
                                        Institutional                 50,000,000                   500,000
                                        A                             50,000,000                   500,000
                                        C                             20,000,000                   200,000
                                        R                             20,000,000                   200,000
                                        B                             20,000,000                   200,000


                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

       Small Cap Value Fund             Investor                     500,000,000                $5,000,000
                                        Institutional                150,000,000                 1,500,000
                                        R                             50,000,000                   200,000
                                        Advisor                      150,000,000                 1,500,000
                                        C                             20,000,000                   200,000

       Equity Index Fund                Investor                     150,000,000                $1,500,000
                                        Institutional                500,000,000                 5,000,000

       Mid Cap Value Fund               Investor                      75,000,000                $  750,000
                                        Institutional                 20,000,000                   200,000
                                        Advisor                       20,000,000                   200,000
                                        R                             20,000,000                   200,000

       Large Company Value Fund         Investor                     550,000,000                $5,500,000
                                        Institutional                200,000,000                 2,000,000
                                        C                             50,000,000                   500,000
                                        R                             20,000,000                   200,000
                                        A                            150,000,000                 1,500,000
                                        Advisor                      150,000,000                 1,500,000
                                        B                             20,000,000                   200,000

       NT Large Company Value Fund      Institutional                 30,000,000                  $300,000

       NT Mid Cap Value Fund            Institutional                 30,000,000                  $300,000


         TENTH:  Except as otherwise  provided by the express provisions of these Articles  Supplementary,  nothing herein shall limit,  by inference or  otherwise,  the  discretionary  right of the Board of Directors to serialize, classify or reclassify  and issue any unissued  shares of any Series or Class or any unissued  shares that have not been  allocated to a Series or Class,  and to fix or alter all terms  thereof,  to the full extent  provided by the
Articles of Incorporation of the Corporation.

         ELEVENTH:  A description of the series and classes of shares,  including the  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and conditions for  redemption  is set forth in the  Articles  of  Incorporation  of the  Corporation  and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH:  The Board of Directors of the  Corporation  duly adopted  resolutions  dividing  into Series and
Classes  the  authorized  capital  stock of the  Corporation  and  allocating  shares to each as set forth in these
Articles Supplementary.


         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 10 day of
September, 2007.

ATTEST:                                     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.



/s/ Otis H. Cowan                           /s/ David H. Reinmiller
Name:  Otis H. Cowan                        Name:   David H. Reinmiller
Title:   Assistant Secretary                Title:      Vice President


         THE UNDERSIGNED  Vice President of AMERICAN  CENTURY CAPITAL  PORTFOLIOS,  INC., who executed on behalf of said Corporation the foregoing  Articles  Supplementary  to the Charter,  of which this certificate is made a part, hereby  acknowledges,  in the name of and on behalf of said Corporation,  the foregoing  Articles  Supplementary to the  Charter  to be the  corporate  act of  said  Corporation,  and  further  certifies  that,  to the  best of his knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material respects under the penalties of perjury.


Dated:  September 10, 2007                           /s/ David H. Reinmiller
                                                     David H. Reinmiller, Vice President

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